Exhibit 13.1
CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Makita Corporation, a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:
1.	The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2006(the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Makita Corporation

	By:	/s/ Masahiko Goto

	Name:	Masahiko Goto
	Title:	President and Representative Director
Date: July 7, 2006

Makita Corporation

	By:	/s/ Kenichiro Nakai

	Name:	Kenichiro Nakai
	Title:	Director, General Manager of Administration
Headquarters
Date: July 7, 2006